Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

SatCon Technology Corporation®

David Eisenhaure

Chief Executive Officer

617-897-2400

SATCON TECHNOLOGY TO REPORT ON BUSINESS FOCUS

Boston, MA – June 21, 2005 – SatCon Technology Corporation© (Nasdaq NM: SATC), a developer and manufacturer of power control electronics, today announced that on Thursday, June 23, 2005 at 11:00 AM, Eastern Time, the Company will conduct a conference call to discuss its business focus and direction going forward.

Millard Firebaugh, President and Chief Operating Officer will host the conference call.

Interested parties should call 800.599.9829 (domestic) or 617.847.8703 (international) and enter the conference pass code 10939970 five minutes in advance to listen to the presentation.   The call will also be open to all interested investors through a live audio Web broadcast accessible at the SatCon corporate website, www.satcon.com and at www.streetevents.com.  For those unable to listen to the live broadcast, the call will be archived on the above–mentioned sites.  The presentation will also be available at www.satcon.com.

About SatCon Technology Corporation

SatCon Technology Corporation is a developer and manufacturer of power electronics and control systems for alternative energy, high-reliability industrial automation applications and critical military systems.    For further information, please visit the SatCon website at www.satcon.com.

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation.  There can be no assurance that the company will continue to maintain this level of new orders or that it can successfully deliver the components and systems ordered.    Additional information concerning risk factors is contained from time to time in the Company’s SEC filings.  The Company expressly disclaims any obligation to update the information contained in this release.

IR Contact
John Ewen	Jeff Wadley
Ardour Capital	Aurelius Consulting
212-375-2953	407-644-4256

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